As filed with the Securities and Exchange Commission on August 17, 2011
Reg. No. 333-164699

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 on

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COGO GROUP, INC.
(Exact name of Registrant as specified in its charter)

Cayman Islands	52-0466460
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Room 1001, Tower C, Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen 518057, PRC
86-755-267-43210
 (Address of principal executive offices) (Zip Code)

2004 Stock Incentive Plan
2006 Equity Incentive Plan
2009 Omnibus Securities and Incentive Plan
(Full title of the plans)

Mr. Jeffrey Kang, Chief Executive Officer
Room 1001, Tower C, Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen 518057, PRC
86-755-267-43210
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Ave.
New York, NY  10154
Phone: (212) 407-4000
Facsimile:  (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement, the Registration Statement on Form S-8 (File No. 333-164699), which was filed on February 4, 2010, Registration Statement on Form S-8 (File No. 333-144326), which was filed on July 3, 2007 and Registration Statement on Form S-8 (File No. 333-125696), which was filed on June 10, 2005. This Registration Statement constitutes Post-Effective Amendment No. 1 to all such aforementioned Registration Statements.

Explanatory Statement

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Cogo Group, Inc. (f/k/a Cogo Group Cayman, Inc.), an exempted company incorporated under the laws of the Cayman Islands (the “Company”), as successor issuer to Cogo Group, Inc., a Maryland corporation (“Cogo Maryland”).  In connection with the redomestication merger of Cogo Maryland to change its place of incorporation from Maryland to the Cayman Islands, Cogo Maryland merged with its wholly owned subsidiary (the “Merger”), with the Company surviving the Merger.  As a result of the Merger, each outstanding share of Cogo Maryland common stock was converted into the right to receive the same number of ordinary shares in the capital of the Company.  In addition, the Company assumed Cogo Maryland’s existing obligations with respect to all outstanding options to purchase shares of Cogo Maryland common stock and all other outstanding equity awards granted under equity plans to directors, employees and consultants under Cogo  Maryland’s 2004 Stock Incentive Plan, 2006 Equity Incentive Plan and the 2009 Omnibus Securities and Incentive Plan to provide for the issuance of the Company’s ordinary shares rather than the common stock of Cogo Maryland upon the exercise of the awards.  This Post-Effective Amendment pertains to the adoption by the Company of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) File No. 333-164699, (ii) File No. 333-144326 and (iii) File No. 333-125696.  The Company hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This is Post-Effective Amendment No. 1. with respect to File Nos. 333-164699,  333-144326 and 333-125696. Registration fees were paid at the time of filing of the original Registration Statements.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference.

The following documents previously filed by Cogo Maryland or the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(a)	Cogo Maryland ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and filed with the Commission March 16, 2011;

(b)
Cogo Maryland’s Quarterly Reports on Form 10-Q (i) for the quarter ended June 30, 2011 and filed with the Commission on August 10, 2011, and (ii) for the quarter ended March 31, 2011 and filed with the Commission on May 10, 2011;

(c)
Cogo Maryland’s Current Reports on Form 8-K (i) dated May 13, 2011 and filed with the Commission on May 13, 2011, (ii) dated July 20, 2011 and filed with the Commission on July 20, 2011, (iii) dated July 21, 2011 and filed with the Commission on July 21, 2011, and (iv) dated July 26, 2011 and filed with the Commission on July 27, 2011; and

(d)
The description of the ordinary shares of the Company contained in the Company’s Report of Foreign Private Issuer on Form 6-K filed with the Commission on August 5, 2011, including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company specifically excludes from incorporation any information that has been furnished and not filed pursuant to Item 2.02 or Item 7.01 of Cogo Maryland’s Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to the public policy.

The Company’s articles of association provide that the Company shall indemnify every director or other officer of the Company against all actions, proceedings, costs, damages, expenses (including reasonable legal and/or accountancy fees), claims, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, and no Director or person as aforementioned shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto provided that he acted in good faith and in an manner reasonably believed by him to be in the best interests of the Company and provided further that his actions did not involve fraud, willful default or willful neglect.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Association of Cogo Group, Inc. (f/k/a Cogo Group Cayman, Inc.)
3.2	Memorandum of Association of Cogo Group, Inc. (f/k/a Cogo Group Cayman, Inc.)
4.1	Cogo Group, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-8 filed by Cogo Maryland on February 4, 2010)
4.2	Cogo Group, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit A of the Proxy Statement filed by Cogo Maryland on December 1, 2006)
4.3	Cogo Group, Inc. 2009 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 filed by Cogo Maryland on June 10, 2005)
5.1	Opinion of Forbes Hare regarding the legality of the registered shares dated August 17, 2011.
23.1	Consent of KPMG, Independent Registered Public Accounting Firm dated August 17, 2011.
23.2	Consent of Forbes Hare (included in Exhibit 5.1 filed hereto).
24.1	Power of Attorney (included in the signature page to this Registration Statement).

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China on August 17, 2011.

COGO GROUP, INC.

By:	/s/ Jeffrey Kang
Jeffrey Kang
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Kang and Frank Zheng, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jeffrey Kang	Chief Executive Officer and Chairman of the Board	August 17, 2011
Jeffrey Kang	(Principal Executive Officer)

/s/ Frank Zheng	Chief Financial Officer (Principal Financial and Accounting	August 17, 2011
Frank Zheng	Officer); Director

/s/ JP Gan	Director	August 17, 2011
JP Gan

/s/ Q.Y. Ma	Director	August 17, 2011
Q.Y. Ma

/s/ George Mao	Director	August 17, 2011
George Mao

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Articles of Association of Cogo Group, Inc. (f/k/a Cogo Group Cayman, Inc.)
3.2	Memorandum of Association of Cogo Group, Inc. (f/k/a Cogo Group Cayman, Inc.)
4.1	Cogo Group, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-8 filed by Cogo Maryland on February 4, 2010)
4.2	Cogo Group, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit A of the Proxy Statement filed by Cogo Maryland on December 1, 2006)
4.3	Cogo Group, Inc. 2009 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 filed by Cogo Maryland on June 10, 2005)
5.1	Opinion of Forbes Hare regarding the legality of the registered shares dated August 17, 2011.
23.1	Consent of KPMG, Independent Registered Public Accounting Firm dated August 17, 2011.
23.2	Consent of Forbes Hare (included in Exhibit 5.1 filed hereto).
24.1	Power of Attorney (included in the signature page to this Registration Statement).